UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Frélii, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Executive Pkwy., Suite 500

Lehi, UT 84043

(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 12, 2018, Frelii, Inc. (the “Company”) appointed Leslie Norris to fill a vacancy on the Board.

Leslie Norris is a business strategist and currently the Founder and CEO of Springboard5 Marketing, a global strategic PR & Marketing firm that focuses on life science, Biotech and technology companies. She is also Founder and CEO of ARCexperts, a global audit, risk and regulatory compliance firm that serves life science and biotech companies through all of their regulatory compliance and risk mitigation requirements. In addition, she serves as an independent consultant and advisor to companies to provide insight for business planning, executive leadership training and mentoring, operational efficiency, strategic planning, global emergence, brand development and channel development. Ms. Norris has been an angel investor for 25 years and has worked with investment groups such as Park City Angels and BioPacific. Ms. Norris has assisted dozens of companies through investment phases, M&A and innovative acquisition strategies.

The Board now consist of five (5) members: Ian Jenkins (CEO and CFO), James Spallino, Tarek Mango, Hans Jenkins and Leslie Norris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc.

Date: December 21, 2018	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer